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                                                                    Exhibit 10.1

                                    GUARANTEE

            THIS GUARANTEE, dated as of March 8, 2000 (this "Guarantee") is made, jointly and severally, by AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D, each a Delaware business trust (each, a "Guarantor" and together, the "Guarantors") in favor of the Beneficiaries (as defined below).

                                   WITNESSETH:

            WHEREAS, Echelon Commercial LLC a Delaware limited liability company (the "Master Lessee"), is a party to and has undertaken payment and performance obligations under the Amended and Restated Master Lease Agreement ("Master Lease"), dated as of March 7, 2000 between Heller Affordable Housing Florida, Inc., a Florida corporation, HAHF Trust I, a Delaware business trust; and HAHF Trust I, a Delaware business trust (collectively, the "Master Lessor") and Master Lease;

            WHEREAS, in order to induce the Beneficiaries to enter into the Master Lease, the Guarantors are executing and delivering this Guarantee to Master Lessor (collectively, along with its successors and permitted assigns, the "Beneficiaries"):

            NOW, THEREFORE, for value received, each Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

                                    ARTICLE I
                                  DEFINED TERMS

            Unless the context shall otherwise require, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Master Lease.

                                   ARTICLE II
                            GUARANTEE AND INDEMNITIES

            SECTION 2.01 Guarantee of Obligations Under Master Lease.

            (a) The Guarantors irrevocably and unconditionally, jointly and severally guarantee to each of the beneficiaries the due, complete and punctual performance and observance of all payment obligations of the Master Lessee under the Master Lease, and the due. complete and punctual performance of, and compliance with, each and all other obligations. covenants and agreements of the Master Leasee under the Master Lease (in each case, including any and all indemnities and Liabilities for breach of covenant or warranty now or hereafter incurred by the Master Leasee to any Beneficiary arising pursuant or with respect to the Master Lease), in each case strictly in accordance with the terms thereof (all such obligations and other covenants, indemnities and agreements being referred to herein as the "Obligations"). The Guarantors agree to pay upon demand any and all expenses (including reasonable attorneys' fees and disbursements) that may be paid or incurred by any Beneficiary in enforcing any rights with

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respect to, or collecting, any or all payments due pursuant to the terms of the
Master Lease and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee (whether pursuant to this Section 2.01(a) or any other provision hereof).

            (b) In the event that Master Lessee fails to pay, perform or observe duly, completely and punctually any Obligation when and as the same shall be due and payable, or required to be observed or performed, as the case may be, in accordance with the terms of the Master Lease, the Guarantors shall forthwith pay, perform and observe such Obligation or cause the same forthwith to be paid, performed or observed, regardless of whether or not any Beneficiary or anyone on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Master Lessee or any other Person or entity to compel any such performance or observance or to collect all or any port of such amount pursuant to the provisions of the Master Lease or am law or in equity, or otherwise, and regardless of any other condition or contingency.

            SECTION 2.02 Unconditional Obligations. This Guarantee is a primary obligation of each Guarantor independent of the obligations of the Master Lessee under the Master Lease. and is an unconditional, absolute, present and continuing obligation and guarantee of payment and performance (and not merely of collection) and the validity and enforceability of this Guarantee shall be absolute and unconditional irrespective of, and, shall not be impaired. affected or in any way conditioned or contingent upon (a) the making of a demand, the institution of suit or the taking of any other action to enforce performance or observance by Master Lessee of the Obligations, (b) the validity, regularity or enforceability of the Master Lease or any of the Obligations or any collateral security, other guarantee, if any, or credit support therefor or right of offset with respect thereto at any time or from time to time held by any Beneficiary,
(c) any defense, setoff or counterclaim (other than the defense of prior payment or performance) that may at any time be available to or be asserted by Master Lessee or any Guarantor against any beneficiary, (d) any attempt to collect from Master Lessee or any other entity or to perfect or enforce any security or (e) upon any other action, occurrence or circumstance whatsoever. The Guarantors waive any requirement that any Beneficiary shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Master Lessee or any other Person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Master Lease or at law or in equity, or otherwise, and regardless of any other condition or contingency.

            SECTION 2.03 Amendments, etc., With Respect to the Obligations. The Guarantors shall remain obligated hereunder and this Guarantee shall remain in full force and effect without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, notwithstanding that
(a) any demand for payment or performance or observance of any of the Obligations made by any Beneficiary may be rescinded by such Beneficiary and any of the other Obligations continue to be in effect; (b) the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary; (c) the Master Lease, or any collateral security document or other guarantee or document executed and delivered in connection therewith or related thereto, may be amended, modified, supplemented or terminated, in accordance with its terms, as the parties thereto may deem advisable; (d) any


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collateral security, guarantee or right to offset held by any Beneficiary for the payment or performance or observance of the Obligations may be sold, exchanged, waived, surrendered or released; or (e) any default with respect to any ObIigation may be waived by any Beneficiary. No Beneficiary shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. For purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

            The Guarantors hereby ratify and confirm any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution. settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waive to the fullest extent permitted by Applicable Law any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantors shall at all times be bound by this Guarantee and remain liable hereunder.

            SECTION 2.04 The Guarantors' Obligations Not Affected. The Guarantors expressly agree that the duties and obligations of the Guarantors under this Guarantee shall remain in full force and effect, without the necessity of any reservation of rights against the Guarantors or notice to or further assent by the Guarantors at any time and from time to time, in whole or in part, and without regard to, and shall not be impaired, released, discharged, terminated or affected by any of the following actions or the occurrence of any of the following:

            (a) any extension, modification, amendment or renewal of, termination, addition or supplement to, or deletion from, any of the terms of or indulgence with respect to, or substitutions for, or the taking of any action or the giving of any consent with respect to, the Obligations or any part thereof or the Master Lease or other agreement relating thereto at any time;

            (b) any failure, refusal or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or the Master Lease or other agreement relating thereto;

            (c) any waiver of any right, power or remedy or of any default with respect to the Obligations or any part thereof or the Master Lease or other agreement relating thereto or to provide for any insurance on the Property, or to establish or maintain the priority or perfection of any interest in the Property;

            (d) any release, surrender, compromise. settlement, waiver, subordination or modification, with or without consideration, of any collateral security or other guarantees with respect to the Obligations or any part thereof, or any other obligation of any Person with respect to the Obligations or any part thereof;

            (e) the lack of genuineness, unenforceability, impossibility of performance or invalidity of the Obligations or any part thereof or the lack of genuineness, unenforceability, impossibility of performance or invalidity of the Master Lease or other agreement relating thereto or the power or authority or lack of power or authority of the Master Lessee to execute


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and deliver the Master Lease or to perform any of its obligations thereunder or the existence or continuance of the Master Lessee or any other Person as a legal entity;

            (f) any change in the ownership of the Master Lessee or the insolvency, bankruptcy or any other change in the legal status of the Master Lessee or any rejection, modification or release of the obligations of the Master Lessee or those of any Person under the Master Lease as a result of any bankruptcy, reorganization, insolvency or similar proceeding;

            (g) the change in or the imposition of any Applicable Law or other governmental act that does or might impair, delay or in any way affect the validity, enforceability, or the payment when due, of the Obligations to the extent not prohibited by Applicable Law or otherwise.

            (h) the existence of any claim, counterclaim, setoff or other rights that the Guarantors may have at any time against the Master Lessee or any other Person in connection herewith or with an unrelated transaction;

            (i) any merger or consolidation of the Master Lessee or any Guarantor into or with any other Person, or any sale, release or transfer of any or all of the assets of the Master Lessee or any Guarantor to any other Person;

            (j) the rights, powers or privileges any Beneficiary may now or hereafter have against any Person or collateral;

            (k) any assignment of the Master Lease or subletting of the Property or any part thereof or any transfer, sale or other disposition or any destruction of the Property or any failure of title with respect to any interest in the Property,

            (l) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guarantee; or

            (m) any other action, omission, occurrence or circumstance whatsoever which may in any manner or to any extent constitute a legal or equitable defense of any Guarantor or vary the risk, prejudice any rights of subrogation, limit the recourse or effect a discharge of any Guarantor hereunder as a matter of law or otherwise;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, that are not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Guarantors hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment, observance or performance to the appropriate Beneficiary of the Master Lessee's obligations under the Master Lease, and then only to the extent of such payments, observance or performance.

            Without limitation any of the other teams or provisions hereof, in order to hold the Guarantors liable hereunder, there shall be no obligation on the part of any Beneficiary at any time to enforce or attempt to enforce any right or remedy against the Master Lessee or any other Person or to resort, in any manner or form, to any collateral, property or estates or any other


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rights or remedies whatsoever. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder but without duplication of payment as and when, from time to time, the Master Lessee shall default under the terms of any of the Master Lease and that notwithstanding the recovery hereunder for or in respect of any given default by the Master Lessee wider the Master Lease, this Guarantee shall remain in full force and effect and shall apply to each and every subsequent default. Each and every default in any payment. observance or performance of any Obligation of the Master Lessee under the Master Lease shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

            SECTION 2.05 Waiver by the Guarantors. The Guarantors unconditionally waive and release, to the fullest extent permitted by Applicable Law, any and all (a) notice of the acceptance of this Guarantee by any Beneficiary and of any change in the financial condition of the Master Lessee;
(b) notices of the creation. renewal, extension or accrual of any Obligation or any of the matters referred to in Section 2.04 hereof or any notice of or proof of reliance by any of the Beneficiaries upon this Guarantee or acceptance of this Guarantee (the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guarantee and all dealings between the Master Lessee or the Guarantors and each Beneficiary shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee); (c) notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of any of the Beneficiaries against the Guarantors;
(d) the right to interpose all substantive and procedural defenses to the law of guarantee, indemnification and suretyship, except the defenses of prior payment or prior performance by the Master Lessee or the Guarantors of the Obligations;
(e) all rights, defenses and remedies accorded by Applicable Law to guarantors or sureties, including any extension of time conferred by any law now or hereafter in effect; (f) any right or claim of right to cause a marshaling of the assets of the Master Lessee or to cause any Beneficiary to proceed against the Master Lessee or any collateral held by any Beneficiary at any time or in any particular order; (g) rights to the enforcement, assertion or exercise by any of the Beneficiaries of any right, power, privilege or remedy conferred herein or in the Master Lease or otherwise; (h) requirements of promptness or diligence on the part of any of the Beneficiaries; (i) notices of the sale, transfer or other disposition of any right, title to or interest in the Master Lease; (j) demand of payment by any Beneficiary or any other Person from the Master Lessee or any other Person indebted or in any manner liable on or for the Obligations hereby guaranteed; (k) presentment for payment by any Beneficiary or any other Person of the Obligations, protest thereof and notice of dishonor to any party, or (l) other circumstances whatsoever (except the defenses of prior payment or prior performance by the Master Lessee or the Guarantors of the Obligations) which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Guarantors. No failure to exercise and no delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, privilege or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


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            SECTION 2.06 Payments. All payments hereunder shall be made in compliance with Section 7.15.

            SECTION 2.07 Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be. if at any time payment, in whole or in part, of any of the Obligations is invalidated, voided, declared to be fradulent or preferential, set aside, rescinded or must otherwise be repaid, restored or returned to a trustee, receiver or any other Person by any Beneficiary upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Master Lessee or the Guarantors, or as a result of, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Master Lessee or the Guarantors or any substantial part of such Person's respective property, or otherwise, all as though such payment had nor been made notwithstanding any termination of this Guarantee or the Master Lease. The liability of the Guarantors shall not he reduced or discharged, in whole or in part, by any payment to any Beneficiary from any source that is thereafter repaid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

            SECTION 2.08 Expenses. If the Guarantors fail to pay any amount hereunder when due, the Guarantor shall pay interest, on demand, on such amount at the Overdue Rate, to such Beneficiary entitled thereto. The Guarantors further agree to pay to any Beneficiary any and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by such Beneficiary in connection with enforcing its rights under the Master Lease and/or this Guarantee.

            SECTION 2.09 Limitation. The maximum liability under this Guarantee will be the lesser of $34,500,000 or the Guaranteed Amount (as hereinafter defined) (plus in either case, any interest on any amounts sought to be recovered hereunder, and fees and expenses related to the enforcement of this Guarantee as provided in Section 2.08 hereof).

                                   ARTICLE III
                                    COVENANTS

            Each Guarantor hereby covenants, for the benefit of each Beneficiary, as follows:

            SECTlON 3.01 Information. Each Guarantor will deliver to the
Beneficiaries:

            (a) promptly after the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents), which such Guarantor shall have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended;

            (b) as soon as possible and in any event within ten (10) Business Days after a Responsible Employee of such Guarantor obtains knowledge of the occurrence of each Event of Default or each event that, with the giving of notice or time elapse, or both, would constitute an Event of Default continuing on the date of such statement, a statement of the authorized officer setting forth details of such Event of Default or event and the action that the Guarantor proposes


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to take with respect thereto; provided that the Guarantor shall not be obligated to give notice of any Event of Default which is remedied within ten (10)
Business Days after such Responsible Employee first obtains knowledge;

            (c) promptly upon becoming aware thereof, written notice of the commencement or existence of any proceeding against the Guarantor or any Affiliate of the Guarantor by or before any court or governmental agency that might, in the reasonable judgment of the Guarantor, result in a Material Adverse Effect on the business, operations or financial conditions of the Guarantor or the ability of the Guarantor to perform its obligations hereunder or under the Master Lease;

            (d) as soon as possible and in any event within ten (10) Business Days after the occurrence of any violation or alleged violation of an Environmental Law by Guarantor or Master Lessee, a statement of an authorized officer setting forth the details of such violation and the action which the Guarantor proposes to take with respect thereto; and

            (e) from time to time such additional information regarding the business, properties, condition or operations, financial or otherwise, of such Guarantor as the Beneficiaries may reasonably request.

            SECTION 3.02 Compliance with Laws. The Guarantors will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder).

            SECTION 3.03 Further Assurances. Each Guarantor will promptly execute and deliver to the Beneficiaries such further documents, instruments and assurances and take such further action as the Beneficiaries from time to time reasonably may request in order to carry out the intent and purpose of this Guarantee and to establish and protect the rights and remedies created or intended to be created in favor of the beneficiaries hereunder.

            SECTION 3.04 Preservation of Existence, Etc. Each Guarantor will preserve and maintain its existence and. all rights, privileges and franchises necessary and desirable in the normal conduct of its business and the performance of its obligations hereunder and under the Master Lease, provided that a Guarantor may consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, if either the Guarantor shall be the continuing Delaware business trust (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety shall expressly assume, by an assumption agreement executed and delivered to the Beneficiaries, the performance of the Guarantor's obligations hereunder and under the Master Lease.

            SECTION 3.05 Payment of Taxes. Each Guarantor shall promptly pay when due all Taxes owing by the Guarantors where such failure could reasonably be expected to have a Material Adverse Effect, except for such Taxes that are being contested in good faith by appropriate proceedings and adequate reserves shall have been set aside therefor.


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            SECTION 3.06 Books and Records. Each Guarantor shall maintain its books and financial statements in accordance with GAAP, and permit the Beneficiaries to make or cause to be made inspections and audits of any books, records and papers of such Guarantor and in make extracts therefrom at all such reasonable times and as often as any such Person may reasonably require.

            SECTION 3.07 Employee Benefit Plans. Each Guarantor shall maintain each Plan as to which it may have liability, in compliance with all Applicable Laws.

            SECTION 3.08 Payment of Dividends, Each Guarantor agrees not to pay any dividends or make any other distribution on its capital interests during the term of this Guarantee except with the consent of the Beneficiary; provided, however, the Guarantors agree not to request the Beneficiary's consent to such distributions more than once a fiscal quarter; provided, that, for all tax years ending on or after December 31, 2001. the Guarantors, if required, may distribute to its owners amounts solely to compensate such owners for U.S. federal income tax liability generated by their ownership interest in any Guarantor. Such amount in no event will exceed 39.5% of the taxable income allocated to such owner.

            SECTION 3.09 Agreements with Affiliates. Each Guarantor agrees not to amend, modify or terminate any of the agreements with its Affiliates set forth on Schedule I attached hereto, or to enter into any agreement with any Affiliate except as set forth on Exhibit A hereto, except to the extent such amendment, modification, or termination or this Agreement does not (i) affect the assets held by any Guarantor in an adverse manner, (ii) increase any fees payable for any liability of any Guarantor, or (iii) create a new fee or liability by any Guarantor to such Affiliate.

            SECTION 3.10 Stipulated Value. The Guarantors may not acquire or invest in additional assets unless (a) the Guarantors jointly hold not less than $7,000,000 in cash and cash equivalents (as such terms are defined under GAAP), and (b) the Stipulated Value (as defined below) as calculated immediately prior to such asset acquisition or investment (after giving effect to such investment or asset acquisition in the calculation) is equal to the lesser of $40 million ($40,000,000) or the Guaranteed Amount (as defined below).

            (a) Stipulated Value means the sum of the net book values (defined as determined by GAAP unless otherwise noted) of each individual Asset reduced by its corresponding non-recourse debt ("NBV'), with no such NBV for an individual asset being less than zero, included in each Category of Assets set forth below multiplied by the Adjustment Percentage reduced by all Recourse Indebtedness of the Guarantors.

                         Category of Assets                Adjustment Percentage
                         ------------------                ---------------------

            (i)     Unencumbered cash, cash
                    equivalents, and accounts receivable            100
                    front affiliates where cash is held by
                    such affiliate and remitted within 15
                    days


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                         Category of Assets                Adjustment Percentage
                         ------------------                ---------------------

            (ii)    Present Value (at a discount rate
                    of 10%) of the difference between the
                    contractual rents payable on any
                    equipment lease and the contractual
                    non-recourse debt service
                    requirements in connection with
                    such equipment lease rents                       90

            (iii)   The cost of any contract acquired to
                    manage equipment leasing assets, or
                    the cost of equity interests in
                    equipment leasing funds, less any
                    non-recourse debt incurred to
                    acquire such contract or equity
                    interest (without duplication)                 82.5

            (iv)    The NBV (which NBV at the date
                    hereof is deemed to be $20,000,000)
                    of any residual interests on any
                    equipment currently under lease                  75

            (v)     The NBV (which NBV at the date
                    hereof is deemed to be $2,700,000)
                    of any residual interests on any
                    equipment no longer under lease                  50

            (vi)    The NBV of existing real estate
                    investments                                      40

            (vii)   The NBV of real estate investments
                    made after the date hereof                       10

            For purposes of the above:

            (A) any investment or asset acquisitions alter the date hereof will be valued at cost.

            (B) any writedowns of asset value required by GAAP will also be required for purposes of determining Stipulated Value.

            (C) Upon the sale of any asset included in (iv) or (v) above, the book value of a Category of Assets will be reduced by the actual amount of sales


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                  proceeds received for such asset multiplied by the Adjustment
                  Percentage for that Category of Assets.

Notwithstanding anything above to the contrary, the Guarantors may (i) invest up to $2,500.000 into Equis Kirkwood LLC and (ii) invest up to $2,500,000 (net of any non-recourse debt) pursuant to existing obligations under outstanding leases or on improvements to existing equipment provided that such improvements are incurred in connection with a sale or release of such equipment; provided that upon consummation of such Investment, the Guarantors continue to hold not less than $7,000,000 in cash and cash equivalents (as defined under GAAP).

            (b) Guaranteed Amount means 125% of the total of Lease Balance plus Recourse Debt less amounts held in the Cash Collateral Account

            (c) Ten days prior to any asset acquisition or investment in excess of $1,000,000 the Guarantors will deliver a certificate to Beneficiary, in a form reasonably acceptable to it, evidencing compliance with this Section 3.10.

            SECTION 3.11 Asset Acquisition Limitation. In no event will the Guarantors acquire additional assets or make additional investments with an aggregate purchase price in excess of $30,000,000 plus the amount by which $34,500,000 exceeds the Guaranteed Amount For purposes of this section, if the Guarantors make investments after the date hereof and later sell those investments, the sale proceeds may be reinvested in addition to the limitation set forth in the preceding sentence. The calculation of purchase price for purposes of this Section shall include any indebtedness (whether with recourse to any Guarantor or not) incurred to finance any portion of the purchase price of any asset. No single asset may be acquired where the cash paid by the Guarantor is greater than $5,000,000; however, an acquisition consisting of a portfolio of individual assets, or an entity than owns individual assets, shall be deemed to be an investment in each underlying asset rather than taken as a whole. Notwithstanding any other restrictions in this agreement, any payments by any Guarantor to Master Lessee shall not be deemed investments for purposes of Sections 3.10 or 3.11 hereof

            SECTION 3. Guarantees. In no event shall any Guarantor become liable to any third party (including Affiliates) as guarantor, surety or any similar arrangement (including any obligations to perform any obligations of such third party under any contracts or agreements).

                                   ARTICLE IV
                              RIGHTS OF THE PARTIES

            SECTION 4.01 Concerning the Beneficiaries. The Guarantors acknowledge that no Beneficiary shall have any obligation to perform any duty, covenant or condition hereunder. The Guarantors further acknowledge and agree that the rights of the beneficiaries in and to any payments hereunder in respect of obligations assigned by the Master Lessee shall not be subject to any defense, setoff, or recoupment or reduction of any kind for any reason (whether asserted by counterclaim or otherwise) whatsoever. including, without limitation, any other indebtedness or liability, howsoever and whenever arising, of the Master Lessee to the


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Guarantors or to any other Person or for any cause whatsoever, it being the intent hereof that the Guarantors shall be unconditionally and absolutely obligated to pay the Beneficiaries all amounts due hereunder for so long as the Master Lease is in effect.

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

            SECTION 5.01 Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants as of the date hereof as follows:

            (a) Status. Each Guarantor (i) is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware and (ii) has the power and authority to own its properties and to conduct the business in which it is currently engaged.

            (b) Power and Authority. The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of this Guarantee and has taken all necessary action to authorize the execution, delivery and performance of this Guarantee and has duly executed and delivered this Guarantee and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, this Guarantee constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles whether enforcement is sought by proceedings in equity or at law and except as the same may be limited by certain circumstances under law or court decisions in respect of provisions providing for indemnification of a party with respect to liability where such indemnification is contrary to public policy.

            (c) No Legal Bar. Neither the execution, delivery and performance by each Guarantor of this Guarantee nor compliance with the terms and provisions hereof and thereof, nor the consummation by such Guarantor of the transactions contemplated herein and therein (i) will result in a violation by such Guarantor of any provision of any Applicable Law that would have a Material Adverse Effect
(x) the validity or enforceability of this Guarantee, or (y) the consolidated financial position, business or consolidated results of operations of such Guarantor or the ability of such Guarantor to perform its obligations under this Guarantee, (ii) will conflict with or result in any breach which would constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the declaration of trust or governing instrument of such Guarantor.

            (d) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Guarantor, threatened (i) that are reasonably likely to have a Material Adverse Effect on the Property or on the ability of such Guarantor to perform its obligations under the Guarantee or (ii) that question the validity of the Guarantee or the rights or remedies of the Beneficiaries with respect to rite Guarantor or the Property under the Master Lease.

            (e) Governmental Approvals. No Governmental Action by any Governmental Authority having jurisdiction over any Guarantor or the Property is required to authorize or is required in connection with (i) the execution, delivery and performance by the Guarantor under the Guarantee, or (ii) the legality, validity, binding effect or enforceability against the Guarantor under the Guarantor.

            (f) Investment Company Act, No Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

            (g) Public Utility Holding Company Act. No Guarantor is a "holding company" or a "subsidiary company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Company Act of 1935, as amended.

            (h) Financial Statements. The consolidated balance sheet of each Guarantor as at December 31, 1998, and the related consolidated statements of income and cash flows of each Guarantor for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent accountants, and the consolidated balance sheet of such Guarantor as at September 30, 1999, and the related consolidated statements of income and cash flows of the Guarantor for the nine months then ended, duly certified by the chief financial officer of the Guarantor, copies of which have been furnished to the Beneficiaries, fairly present, subject, in the case of said balance sheet as at September 30, 1999, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the consolidated financial condition of the Guarantor as at such dates and the consolidated results of the operations of the Guarantor for the periods ended on such dates, all in accordance with GAAP consistently applied. Since September 30, 1999, no event has occurred which could have a Material Adverse Effect.

            (i) Defaults. No Default or Event of Default or similar event has occurred and is continuing hereunder or under any material bond, debenture, note or other evidence of indebtedness or material mortgage, deed of trust, indenture or loan agreement or other instrument to which any Guarantor is a party or is subject to or bound.

            (j) Tax Returns. Each Guarantor has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor shall have set aside on its books adequate reserves.

            (k) No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of any Guarantor to the Beneficiaries in connection with the negotiation of this Guarantee or the Master Lease or included therein or delivered pursuant thereto contained, contains or will contain any misstatement of a material fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

Notwithstanding the foregoing, any financial projections provided by any Guarantor based upon assumptions believed to be reasonable at the time by the management of such Guarantor and are not intended to be guarantees of future results

            (l) Investment. No Guarantor has made a cash investment in the Master Lessee, its parent, or any related transaction, it being understood, however, that the Guarantors may advance all or a portion of the security deposit with respect to a related transaction, provided the security deposit is returned to the Guarantors within 5 business days of the Commencement Date.

                                   ARTICLE VI
                           GUARANTEE EVENTS OF DEFAULT

            SECTION 6.01 Guarantee Events of Default. If any of the following events ("Guarantee Events of Default") shall occur and be continuing:

            (a) The Guarantor shall fail to make any payment of any amount when due hereunder to any Beneficiary; or

            (b) Any representation or warranty made by the Guarantor under or in connection with Article V of this Guarantee shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing; or

            (c) The Guarantor shall fail to perform or observe any term, covenant or agreement contained in Article III and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Guarantor by the Beneficiaries; provided, however, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within the cure period and the Guarantor is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional forty-five (45) days or to extend beyond the Expiration Date; or

            (d) The Guarantor shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Guarantor or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

            (e) Insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any

State or Commonwealth thereof shall be filed against the Guarantor and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Guarantor, a receiver of the Guarantor or the whole or a substantial part of any of its property and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

            (f) An event of default, as defined in any agreement, mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of the Guarantor in a principal amount in excess of $5,000,000, whether such indebtedness now exists or shall hereafter be created, shall happen and be continuing, if the effect of such default is to accelerate the maturity of such indebtedness, unless the Guarantor is diligently and in good faith contesting such default in appropriate proceedings; provided, however, any default on the non-recourse debt shall not constitute a default hereunder; or

            (g) At any time the Guarantors shall hold less than Two Million ($2,000,000) in unencumbered cash and cash equivalents (as defined by GAAP), or

            (h) At any time that the Guarantors shall have a combined book value (as defined by GAAP) less than the lesser of $30,000,000 and the Guaranteed Amount.

                                   ARTICLE VII
                                  MISCELLANEOUS

            SECTION 7.01 No Waiver; Cumulative Remedies. The failure or delay of any Beneficiary in exercising any right or remedy granted it hereunder shall not operate as a waiver of such right or remedy or be construed to be a waiver of any breach of any of the terms and conditions hereof or to be an acquiescence therein. Each and every right, power and remedy herein specifically given to each Beneficiary shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary or any other Beneficiary would otherwise have.

            SECTION 7.02 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and delivered (i) personally, (ii) by a nationally recognized overnight courier service, (iii) by mail (by registered or certified mail, return receipt requested, postage prepaid) or (iv) by facsimile (with confirmation of such transmission), in each case directed to the address of such Person as indicated below:

            If to the Guarantors:

                  AFG Investment Trust A,

                  AFG Investment Trust B,
                  AFG Investment Trust C, or
                  AFG Investment Trust D, as applicable

                  Equis Financial Group
                  88 Broad Street
                  Boston, MA 02110
                  Telephone No.: (617) 854-5800
                  Facsimile No.: (617) 695-0596
                  Attn: James A. Coyne

            If to any Beneficiary:

                  Heller Affordable Housing of Florida, Inc.
                  c/o Heller EMX, Inc.
                  111 West 50th Street
                  New York, New York 10020
                  Attn: Senior Vice President
                  Telephone No.: (212) 408-0476
                  Facsimile No.: (212) 586-3017

Any such notice shall be effective upon receipt or refusal. From time to time any party may designate a new address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this
Section 7.02.

            SECTION 7.03 Amendments and Waivers; Successors and Assigns.

            (a) Neither this Guarantee nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Guarantors and the Beneficiaries.

            (b) This Guarantee shall be binding upon the Guarantors and their successors and permitted assigns and shall inure to the benefit of the Beneficiaries and their respective successors and assigns permitted under the Master Lease.

            (c) The Guarantors shall not assign any of their obligations hereunder without the express prior written consent of the Beneficiary.

            SECTION 7.04 Severability. Any provision of or obligation under this Guarantee that is determined by competent authority to be prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or obligations hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render uneforceable such provision or obligation in any other jurisdiction. To the extent permitted by Applicable Law, the Guarantors hereby waive any provision of law that renders any provision or obligation hereof prohibited or unenforceable in any respect.

            SECTION 7.05 Termination. Subject to the provisions of Section 2.07 hereof, this Guarantee and the Guarantors' duties and obligations hereunder shall remain in full force and effect and be binding in accordance with their terms, until the earlier of (i) the date on which all Obligations and the obligations of the Guarantors hereunder shall have been satisfied by payment and performance in full, (ii) the date on which the Master Lease terminates, or
(iii) the date on which Full Collateralization occurs. If the Beneficiary releases the Guarantor from any or all of the Guarantors' duties and obligations hereunder owing to such Beneficiary. such release shall in no way effect the remaining Guarantors duties and obligations to the Beneficiaries hereunder

            SECTION 7.06 Entire Agreement. This Guarantee constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral between or among the Guarantors, and each Beneficiary with respect to the subject matter hereof.

            SECTION 7.07 Article Headings. The heading of the various Articles and Sections of this Guarantee are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

            SECTION 7.08 Jurisdiction. Any suit, action or proceeding, whether at law or in equity, including any declaratory judgment or similar suit or action, instituted by or against the Guarantors arising out of or relating in any way to this Guarantee may be brought and enforced in the Supreme Court of the State of New York, New York County, or of the United States District Court for the Southern District of New York and the Guarantors irrevocably consent and submit to the jurisdiction of each such court in respect of any suit, action or proceeding. The Guarantors further irrevocably consent to the service of process in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantors or to agents at the address as set forth in Section 7.02 or as set forth below, respectively. The foregoing shall not limit the right of the Beneficiaries to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

            SECTION 7.09 Waiver of Venue. The Guarantors hereby irrevocably waives any option or objection that they may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Guarantee in any court located in the County of New York, State of New York, and hereby further irrevocably waives any claim that a court located in the County of New York is not a convenient forum for any such action or proceeding.

            SECTION 7.10 Waiver of Jury Trial. THE GUARANTORS HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE MASTER LEASE OR ANY TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE GUARANTORS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE BENEFICIARIES TO ENTER INTO A BUSINESS

RELATIONSHIP, THAT THE BENEFICIARIES HAVE ALREADY RELIED ON THE WAIVER IN ENTERING INTO THE MASTER LEASE, AND THAT THE BENEFICIARIES WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE GUARANTORS FURTHER WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THIS WAIVER WITH LEGAL COUNSEL, AND THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE OR THE MASTER LEASE. IN THE EVENT OF LITIGATION, THIS WAIVER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            SECTION 7.11 Waiver of Immunity. The Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable United States federal and state law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which they might otherwise be entitled in any action or proceeding relating in any way to this Guarantee in the courts specified in
Section 7.O8 and the Guarantors hereby waive any right they right otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

            SECTION 7.12 GOVERNING LAW. THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION).

            SECTION 7.13 Subordination. The Guarantors hereby acknowledge and agree that any rights of the Guarantors hereunder, whether by way of subrogation or otherwise, may not be enforced until all amounts due from the Master Lessee under the Master Lease shall have been paid in full to the parties entitled thereto. The Guarantors agree (a) not to take any action to hinder or delay the exercise of any right or remedy granted to any Beneficiary under the Master Lease or any law applicable thereto and (b) not to exercise or pursue any other rights, remedies, powers, privileges or benefits of any kind hereunder (whether available to Guarantors hereunder or at law or in equity) until such time as all amounts due from the Master Lessee under the Master Lease have been paid in full to the parties entitled thereto.

            SECTION 7.14 Survival. All warranties, representations and covenants made by the Guarantors herein or in any certificate or other instrument delivered by it or on its behalf under this Guarantee shall be considered to have been relied upon by the Beneficiaries and shall survive the execution and delivery of this Guarantee, regardless of any investigation made by the Beneficiaries on behalf of any of them. All statements in any such certificate or other instrument shall constitute warranties and representations by the Guarantors hereunder.

            SECTION 7.15 Currency. All amounts payable hereunder shall be paid in lawful currency of the United States of America.

            SECTION 7.16 Counterparts. This Guarantee may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and it shall not be necessary in making proof of this Guarantee to produce or account for more than one such counterpart.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed as of the day and year first set forth above.

                                           AFG INVESTMENT TRUST A
                                           AFG INVESTMENT TRUST B
                                           AFG INVESTMENT TRUST C
                                           AFG INVESTMENT TRUST D

                                           By: AFG ASIT CORPORATION
                                                its Managing Trustee


                                               By: /s/ [ILLEGIBLE]
                                                   -----------------------------
                                               Its V.P.